UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 29, 2014

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth below in Item 8.01 is incorporated herein.

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Daily Journal Corporation (the “Company”) determined on December 29, 2014 that the financial statements contained in the Company’s Form 10-Q for the quarter ended June 30, 2014, and filed on August 18, 2014 (the “Original Form 10-Q”), should no longer be relied on. The Company expects to restate the financial statements in the Original Form 10-Q to set up a liability for an uncertain tax position regarding the income tax treatment of deferred revenue from the Company’s acquisition of New Dawn Technologies, Inc. (“New Dawn”), which would offset the substantial tax benefit previously recorded in the third quarter of fiscal 2014.

As part of its year-end review, and with the participation of BDO USA, LLP (“BDO”), the Company’s registered independent public accounting firm, the Company undertook an expanded evaluation of any potential uncertain tax positions. It specifically reevaluated whether to establish a liability for an uncertain tax position with respect to New Dawn’s deferred revenue at the time of the acquisition and the related costs of fulfilling New Dawn’s contracts. As a result of that reevaluation, the Company determined that it could not demonstrate that its position is “more likely than not” to be sustained upon examination by taxing authorities. U.S. GAAP requires a reserve for 100% of potential tax liabilities for tax reporting positions where it cannot be demonstrated that it is “more likely than not” that the tax reporting position will be sustained.

Although the Company believes that it had substantial authority for the tax reporting position taken, because of the uncertainty in this area, the Company expects to set up a long-term liability for its uncertain tax position that will likely offset the previously recorded income tax benefit, and which should be recorded in the third quarter of fiscal 2014 when the tax return was prepared. The Company also expects to establish a reserve for accrued interest and penalties.

On December 29, 2014, the audit committee of the Company’s board of directors concluded that the Company would restate its financial statements for the three months and nine months ended June 30, 2014, by filing an amendment to the Original Form 10-Q. Prior to reaching that conclusion, management and the audit committee discussed this matter with BDO. The timing of an amended Form 10-Q filing is dependent upon BDO’s continuing review of the tax accounting issue, as further described in Item 8.01 below.

Item 8.01     Other Events

On December 15, 2014, the Company filed a Form 12b-25 with the Securities and Exchange Commission to explain that the Company would be unable to file its Form 10-K for the fiscal year ended September 30, 2014 within the prescribed time frame because additional time was required to complete the audit of the Company’s financial statements. At that time, the Company expected to be able to file its Form 10-K by December 30, 2014, but that is no longer possible.

On December 29, 2014, BDO informed the Company that the tax department of its national office would require additional time to consider the income tax treatment of the deferred revenue from the Company’s acquisition of New Dawn. In August 2014, BDO reviewed the original accounting for income taxes reflected in the Company’s Form 10-Q for the third quarter of fiscal 2014, and earlier this month, BDO participated in discussions with the Company and its outside tax advisor regarding the establishment of a liability for the uncertain tax position related to that accounting treatment. BDO has confirmed that it agrees with restating the third quarter Form 10-Q to reflect a liability for the uncertain tax position, but the exact manner and amount of that restatement remains subject to BDO's review.  Unfortunately, the Company cannot file its Form 10-K or an amended Form 10-Q until BDO completes its review and the audit.

Because a change to the income tax accounting for the deferred revenue could have a material impact on the Company’s balance sheet and possibly its statements of comprehensive income (loss), the Company has decided that it will not provide preliminary, unaudited results for fiscal 2014 until it has more certainty regarding BDO’s position on the income tax accounting.

On December 30, 2014, the Company notified NASDAQ of its inability to timely file the Form 10-K, which constitutes a violation of NASDAQ Listing Rule 5250(c)(1). The Company intends to regain compliance with the Rule as soon as it is able to file its Form 10-K with the Securities and Exchange Commission.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By: /s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: December 30, 2014